AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 1998
                              REGISTRATION NO. 333-
        ================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             RCM TECHNOLOGIES, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

 Nevada                                                            95-1480559
(State or other jurisdiction of incorporation)       (I.R.S. Identification No.)

                             RCM TECHNOLOGIES, INC.
                            1996 Executive Stock Plan
                            (Full Title of the Plan)

                              2500 McClellan Avenue
                                    Suite 350
                                 Pennsauken, NJ
         --------------------------------------------------------------
               (Address including zip code, and telephone number,
            including area code, of registrant's principal executive
                     office and principal place of business)

                                 Mr. Leon Kopyt
                              2500 McClellan Avenue
                                    Suite 350
                              Pennsauken, NJ 08109
                                 (609) 486-1777
         --------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service) with a copy to:

                            Stephen M. Cohen, Esquire
                   Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center, 14th Floor
                               1835 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-8700



                         CALCULATION OF REGISTRATION FEE

================================================================


                                                     Proposed               Proposed
                                                     Maximum                Maximum
 Title of Securities        Amount to be        Offering Price Per         Aggregate              Amount of
   to be Registered          Registered             share (1)          Offering Price (1)      Registration Fee

    Common Shares             510,000                 $7.125               $3,633,750             $1,101.14
   par value $0.05
    Common Shares             245,250                $10.125               $2,483,156             $  752.47
   par value $0.05
    Common Shares              10,000                $10.625               $  106,250               $ 32.20
   par value $0.05
    Common Shares             100,000                 $14.50               $1,450,000               $439.44
   par value $0.05
    Common Shares             384,750                 $23.00               $8,849,250             $2,681.59
   par value $0.05
                              -------                                      ----------             ---------

                            1,250,000                                     $16,522,406             $5,006.84

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.

         ===============================================================
                                EXPLANATORY NOTES

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act"), to register 1,250,000 shares of Common Stock, $.05 par value ("Common Stock"), of RCM Technologies, Inc. (the "Registrant") issuable pursuant to the Registrant's 1996 Stock Incentive Plan (the "Plan").

This Registration Statement also contains a Prospectus as provided by General Instruction C to Form S-8 which relates to reoffers and resales of Common Shares of the Registrant by (i) certain of its directors who have acquired or may acquire shares pursuant to the RCM Technologies Inc. 1994 Nonemployee Director Stock Option Plan (the "Director Plan"), (ii) certain of its directors, officers and employees who have acquired or may acquire shares pursuant to the RCM Technologies, Inc. 1992 Stock Option Plan (the "1992 Option Plan"), the RCM Technologies, Inc. 1986 Incentive Stock Option Plan ("1986 Plan") and the Plan. Registration statements on Form S-8 relating to Common Shares issued under the Director Plan, the 1992 Option Plan and the 1986 Plan have been filed with the Securities and Exchange Commission (File Nos. 33- 80590, 33-61306 and 33-12406, respectively).

Pursuant to Rule 429(b), the Resale Prospectus constituting a part of this Registration Statement also relates to the following three Registration Statements on Form S-8: Registration No. 33- 61306, Registration No. 33-80590 and Registration No. 33-12406. ii

                               REOFFER PROSPECTUS
                             RCM TECHNOLOGIES, INC.

                        1,454,020 SHARES OF COMMON SHARES

This Reoffer Prospectus (the "Prospectus") relates to the offering by certain selling stockholders (the "Selling Stockholders") of RCM Technologies, Inc. (the "Company") who may be deemed "affiliates" of the Company (as such term is defined in Section 405 of the Securities Act of 1933, as amended (the "Act")), of 1,454,020 shares of common stock, $.05 par value ("Common Stock") of the Company, which may be acquired by them pursuant to the exercise of stock options or the receipt of stock awards (collectively "Awards") granted to them pursuant to the Company's 1992 Incentive Stock Option Plan, the Plan, the Company's 1994 Nonemployee Director Stock Option Plan, the Company's 1996 Executive Stock Plan and the Company's 1986 Incentive Stock Option Plan (collectively, the "Plans").

Selling Stockholders may, from time to time, offer all or part of the shares acquired by them pursuant to Awards made by the Company under the Plans on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with such sales. See "Plan of Distribution."

The Company's common shares trade on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol "RCMT." On March 13, 1998, the closing price of the Common Shares was $23.00.

The Security Holders and any broker executing selling orders on behalf of any Security Holder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be an underwriting commission under the Securities Act.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES
OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representations not contained herein must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                 The date of this Prospectus is March 17, 1998.

AVAILABLE INFORMATION The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with the Securities and Exchange Commission (the "Commission") which includes this Prospectus with respect to the Common Shares of the Company offered by Security Holders hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20459 or at its Regional Offices located at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

The Company files reports and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

The Common Stock of the Company trades on the Nasdaq National Market tier of the Nasdaq Stock Market, and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

The Company undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the attention of the Corporate Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken,
 NJ 08109, (609) 486-1777.
                                        3

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Thefollowing documents of the Company previously filed with the
       Commission are, as of their respective dates, incorporated in this
                 Prospectus by reference and made a part hereof:

1.The  Registrant's  Annual  Report on Form 10-K for the year ended  October 31,
1997.

2.Description of the Registrant's Common Shares contained in Item 1 of the Registrant's Registration Statement on Form S-1 (File No. 333-23753) filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Shares offered have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be made a part hereof from the respective date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein which has been filed with the Commission as of the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Prospectus shall be deemed to be modified or superseded by any statement contained in a document incorporated or deemed to be incorporated by reference which has been filed with the Commission after the date hereof to the extent that a statement written in such subsequently filed document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge a copy of all documents mentioned above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that is incorporated herein) to each person receiving this Prospectus (including any beneficial owner), upon the written or oral request of such person. Requests for such copies should be directed to:


                             RCM Technologies, Inc.
                         Attention: Corporate Secretary
                              2500 McClellan Avenue
                                    Suite 350
                              Pennsauken, NJ 08109

                              Telephone: (609) 486-1777

                                   THE COMPANY

The Company is a multi-regional provider of specialty professional staffing services. The Company provides contract and temporary personnel in the information technology, professional engineering and technical, specialty healthcare and general support sectors of the staffing industry to a diversified base of national, regional and local customers.


The Company was incorporated in 1971 under the laws of the State of Nevada. The executive offices of the Company are located at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109, and its telephone number is (609) 486-1777.

                                  RISK FACTORS

An investment in the shares of Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors in addition to the other information set forth in this Prospectus in connection with the investment in the shares of Common Stock.

When used in or incorporated by reference into this Prospectus, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements regarding events and financial trends which may affect the Company's future operating results and financial position. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially. Such factors are described in detail below and in the Company's reports filed with the Commission under the Exchange Act which are incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Ability to Achieve and Manage Growth

The Company has experienced significant growth since the beginning of fiscal 1995, principally through acquisitions. Continued growth could place additional demands on its administrative, operational and financial resources. The Company's ability to achieve and manage its growth will depend on a number of factors, including the availability of working capital to support such growth, existing and emerging competition, the Company's ability to maintain sufficient profit margins and the strength of demand for contract and temporary personnel in the sectors in which the Company operates. There can be no assurance that the Company will be able to continue to achieve or manage such growth effectively and the failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Associated with Future Acquisitions

A primary element of the Company's growth strategy is to pursue strategic acquisitions that expand or complement the Company's business. The Company regularly reviews various strategic acquisition opportunities and periodically engages in discussions regarding possible acquisitions. As a result, negotiations may occur from time to time as appropriate opportunities arise. There can be no assurance that the Company will be able to identify additional acquisition candidates on terms favorable to the Company or in a timely manner, enter into acceptable agreements or close any such transactions, and any failure to do so could have a material adverse effect on the Company's ability to sustain its growth. In addition, management believes that the Company will compete for acquisition candidates with other companies. Increased competition for such acquisition candidates could have the effect of increasing the cost of pursuing this growth strategy or could reduce the number of attractive candidates to be acquired. Future acquisitions could divert management's attention from the daily operations of the Company and require additional management, operational and financial resources. Moreover, there is no assurance that the Company will be able to successfully integrate acquisitions into its business or operate such acquisitions at expected levels of revenue or profitability. Acquisitions may also have an adverse short-term effect on the Company's operating results, dependence on retaining key personnel, amortization of acquired intangible assets and risks associated with unanticipated problems, liabilities or contingencies.

The Company may require additional debt or equity financing for future acquisitions, which may not be available at all, or on terms favorable to the Company. To the extent the Company uses shares of Common Stock for all or a portion of the consideration to be paid in future acquisitions, dilution may be experienced by existing stockholders, including the purchasers of Common Stock in this offering. If the Company does not have cash resources sufficient for such purpose or is not able to use its Common Stock as consideration for acquisitions, its growth through acquisitions could be limited.

Dependence on Key Customers and Geographic Concentration

Although the Company provides services to a large number of customers, approximately 24.6% and 21.9% of the Company's revenues in fiscal 1996 and fiscal 1997, respectively, were derived from the Company's top five revenue producing customers, with one customer accounting for approximately 12.0% of the Company's revenues in each period. Similarly, a substantial portion of the Company's revenues are currently derived from services provided to customers in the Northeast, Midwest and California regions of the United States. The loss of or a reduction in business from any major customers or a deterioration of general economic conditions in these regions could adversely affect the Company.

Dependence on Availability of Qualified Temporary Personnel

The Company depends on its ability to attract, train and retain personnel who possess the skills and experience necessary to meet the staffing requirements of its customers. To remain competitive, the Company must continually evaluate and update its database of personnel in each sector in which it operates.
Competition for the services of personnel within all of its professional specialty groups is intense. Competition for information technology personnel is particularly intense and demand for their services has, to date, substantially exceeded their supply. The Company expects such competition to continue. Factors influencing such competition include compensation, benefits, growth opportunities, relationships with other specialty staffing companies and full-time employment opportunities. There can be no assurance that qualified personnel will continue to be available to the Company in sufficient numbers and on terms of employment acceptable to the Company. The inability to attract and retain qualified personnel in sufficient numbers, or to upgrade its base of qualified personnel to keep pace with changing customer needs and emerging technologies, could have a material adverse effect on the Company's business, financial condition and results of operations.

Reliance on Key Personnel

The Company is highly dependent upon the continued services and experience of its senior members of management, including Leon Kopyt, Chairman and Chief Executive Officer. The loss of the services of Mr. Kopyt or other senior members of management could have a material adverse effect on the Company's business. The Company has employment agreements with Mr.
Kopyt and other senior members of management.

Fluctuations in Quarterly Operating Results

The Company has experienced, and is expected to continue experiencing, quarterly variations in revenues and operating income as a result of many factors, including the timing of assignments from customers, future acquisitions, hiring of personnel and additional selling, general and administrative expenses incurred to support new business as well as changes in the Company's revenue mix. In connection with certain engineering projects, the Company could incur costs in periods prior to recognizing revenues under those contracts. In addition, the Company must plan its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecast in any quarter would likely adversely effect the Company's operating results for the quarter. While the effects of seasonality of the Company's business have been obscured by its growth through acquisitions, the Company usually experiences lower revenues in its first fiscal quarter due to the slowdown in business associated with the holiday season.

Increased Costs of Employment

The Company is required to pay unemployment insurance premiums and workers' compensation benefits for its contract and temporary employees. Unemployment insurance premiums are set annually by the states in which employees perform services and could increase periodically. There can be no assurance that the Company will be able to increase the fees charged to its customers in a timely manner and by an amount sufficient to cover increased unemployment insurance premiums. Workers' compensation costs have increased as various states in which the Company conducts operations have raised benefit levels and liberalized allowable claims. The Company maintains workers' compensation insurance for its employees under an insured program in its areas of operation. There can be no assurance that the Company's actual workers' compensation obligations will not exceed the amount of its insured coverage or that the Company will be able to increase the fees charged to its customers sufficiently to offset increased employment costs.

Liability for Customer and Employee Actions

Providers of contract and temporary staffing services generally place their employees in the workplace of other businesses. The risk of employee misconduct is attendant to the Company's business. These risks could include claims relating to errors and omissions, misuse of proprietary information, misappropriation of funds, discrimination and harassment, theft of customer property, other criminal activity or torts and other claims. While the Company has not historically experienced any material claims of these types, and has insurance covering certain of these risks, there can be no assurance that the Company will not experience such claims, incur costs in connection with such risks in the future, that insurance coverage will continue to be available or that it will be adequate to cover such liabilities.

Risks Related to Tax Status of Independent Contractors

Generally, the Company treats its technical personnel as employees for federal and state tax purposes and pays all requisite Social Security taxes (FICA), payroll taxes, unemployment taxes, workers' compensation insurance premiums and other employee taxes and similar costs. In certain cases, however, technical personnel desire to be treated as independent contractors for federal and state tax purposes with respect to their assignments. In such cases, and if appropriate, the individual is treated as an independent contractor for tax purposes. Of the technical personnel, historically, less than 5% were treated as independent contractors for federal and state tax purposes. The Company believes that it is in material compliance with all applicable tax regulations concerning the classification of its technical personnel, and has not, to date, been the subject of any attempt by any federal or state authority to reclassify any of the personnel it has treated as independent contractors. There can be no assurance, however, that federal and state taxing authorities will not challenge the Company's classification of technical personnel as independent contractors in the future. If successful, such a challenge could result in the imposition of additional taxes, interest and penalties, the amount of which could have a material adverse effect on the Company's financial condition.

Risk of Government Regulations and Legislative Proposals

The Company's costs of operations could increase if there are any material changes in government regulations. Recent federal and state legislative proposals have included provisions seeking to extend health insurance benefits to employees who do not currently receive such benefits. As a result of the wide variety of national and state proposals currently under consideration, the impact of such proposals cannot be predicted. There can be no assurance that the Company will be able to increase the fees charged to its customers in a timely manner and sufficient amount to cover increased costs related to any new benefits that may be extended to temporary employees as a result of such legislation or regulations. It is not possible to predict whether any other legislation or regulations affecting the Company's operations will be proposed or enacted at the federal or state level; however, no assurances can be given that if enacted, such legislation or regulations would not have a material adverse effect on the Company.

Competitive Market

The temporary staffing industry is highly competitive, with limited barriers to entry. The Company competes for customers in the geographic regions in which it operates with national, regional and local, full service and specialized staffing providers. Certain of the Company's competitors have greater marketing, financial and other resources, and more established operations, than the Company. As a result, they may be better able to respond or adapt to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, marketing and sales of their services than the Company. The Company expects that the level of competition will remain high in the future, which could limit the Company's ability to maintain its market share or maintain gross margins in the geographic regions in which it operates, either of which could have a material adverse effect on the Company's business, financial condition and results of operations.

General Economic Risks

Demand for professional staffing services is significantly affected by the general level of economic activity. When economic activity slows, customers may delay or cancel plans that involve the hiring of permanent or contract technical personnel. The Company is unable to predict the level of economic activity at any particular time, and fluctuations in the general economy could adversely affect the Company's business, operating results and financial condition.

Effect of Certain Anti-Takeover Provisions

Certain provisions of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), Amended and Restated Bylaws (the "Bylaws"), the Nevada General Corporation Law, the Company's Stockholder Rights Plan (the "Rights Plan") and the Second Amended and Restated Termination Benefits Agreement between the Company and its Chief Executive Officer (the "Benefits Agreement") could delay or frustrate the removal of incumbent directors and could make difficult a change in control transaction including a merger, tender offer or proxy contest involving the Company, even if such events could be viewed as beneficial by the Company's stockholders. For example, the Bylaws provide for a classified Board of Directors and the Articles of Incorporation deny the right of stockholders to amend the Bylaws without the consent of the Board and require advance notice of stockholder nominations of directors. The Company is also subject to provisions of the Nevada General Corporation Law that prohibit a publicly held Nevada corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 10% or more of the corporation's outstanding voting shares (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. In addition, the Rights Plan provides for substantial dilution of a "acquiring person" as defined therein in the event a person or group of persons acquires beneficial ownership of 15% or more of the outstanding Common Stock of the Company or in the event of a merger or sale of assets which is not approved by the "continuing directors," of the Company as defined in the Rights Plan. Furthermore, in the event a "change in control" (as defined in the Benefits Agreement) which results in the termination of the Chief Executive Officer, the Company would be required to make substantial payments and, in certain circumstances, reduce the exercise price of options issued to the Chief Executive Officer.

                              SELLING STOCKHOLDERS

The Selling Stockholders consist of officers and directors (including non-employee directors) of the Company. Such Selling Stockholders may offer up to an aggregate 1,454,020 shares of Common Stock which may be acquired by them pursuant to awards granted to them under the Plans. There is no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder. As of March 16, 1998, an aggregate 1,009,020 options have been granted to the Selling Stockholders pursuant to the Plans, of which, as of such date, 694,020 options have vested and are fully exercisable.

The following table sets forth: (i) the name and position of each of the Selling Stockholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of March 16, 1998, (iii) the number of shares of Common Stock that may be offered and sold by each Selling Stockholder pursuant to this Prospectus and (iv) the amount and percentage of the Common stock to be owned by each Selling Stockholder after completion of this offering. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.




                                    Shares Owned as of      Shares Covered
                                    March 16, 1998(1)           by this
       Name and Position                                     Prospectus(1)    Shares Owned after Offering(2)


                                                                              Number             Percentage


Leon Kopyt, Chairman,            747,432                  694,020             53,412 (3)         *
President and Chief
Executive Officer


Stanton Remer, Chief              90,000                   90,000              0                 0
Financial Officer,
Treasurer, Secretary
and Director
Peter R. Kaminsky,                70,265                   15,000             55,265             *
Senior Vice President
Norman S. Berson,                 70,000                   70,000              0                 0
Director
Robert B . Kerr,                  70,000                   70,000              0                 0
Director
Woodrow B. Moats, Jr.,            70,000                   70,000              0                 0
Director


* Less than one percent

(1) Includes (a) all Common Shares that may be acquired upon exercise of options outstanding at the date of this Prospectus, whether or not currently exercisable or exercisable within 60 days and (b) all Common Shares vested for the benefit of the named persons under the Plans. (2) Assumes all Common Shares acquired by such persons covered by this Prospectus have been sold. None of the Security Holders have indicated any present intent to sell any shares of the Company. (3) Includes 53,312 shares over which Mr. Kopyt has voting power with regard to the election of directors of the Company.

         The preceding table may be amended or supplemented from time to time to reflect changes to the persons included as Selling Stockholders and changes in other information presented.
                              PLAN OF DISTRIBUTION

                Selling Stockholders may, from time to time, offer all or part of the shares acquired by them pursuant to Awards made by the Company under the Plans on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with such sales. The Company and the Selling Stockholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

                                 INDEMNIFICATION

The Company's Articles of Incorporation provide that the Company shall, to the full extent permitted by the Nevada General Corporation Law, indemnify all persons whom it has the power to indemnify pursuant thereto, including officers and directors of the Company. The Articles of Incorporation also authorize the Company to maintain insurance to cover such liabilities. The Company has in effect Directors' and Officers' Liability Insurance to protect directors and officers of the Company from any liability asserted against them for acts taken or omissions occurring in their capacities as such. The Company policy has an aggregate liability limit of $5,000,000. The Company is not required to maintain such insurance and there can be no assurance that the Company will continue to maintain such insurance or coverage in such amounts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

The validity of the shares of Common stock offered hereby will be passed upon for the Company by Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 14th Floor, 1835 Market Street, Philadelphia, PA 19103.
                                     EXPERTS

The consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended October 31, 1997, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
                                                       14

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of the Company previously filed with the Commission are, as of their respective dates, incorporated in this Prospectus by reference and made a part hereof:

1. The Registrant's Annual Report on Form 10-K for the year ended October 31, 1997.

2. Description of the Registrant's Common Shares contained in Item 1 of the Registrant's Registration Statement on Form S-1 (File No. 33- 23753) filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Shares offered have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be made a part hereof from the respective date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein which has been filed with the Commission as of the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Prospectus shall be deemed to be modified or superseded by any statement contained in a document incorporated or deemed to be incorporated by reference which has been filed with the Commission after the date hereof to the extent that a statement written in such subsequently filed document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.           DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the General Corporation Law of Nevada (the "GCL"), the Company's Amended and Restated Bylaws (the

"Bylaws") provide that a director shall not be personally liable in such capacity for monetary damages for any action or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under the GCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of the Bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, Nevada or federal law. These provisions offer persons who serve on the Board of Directors of the Company protection against awards of monetary damages for negligence in the performance of their duties.

The Bylaws also provide that every person who is or was a director or officer of the Company or of any corporation which he served as such at the request of the Company, shall be indemnified by the Company against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made or threatened to be made, a party or in which he may become involved by reason of his being or having been a director or officer of the Company, or such other corporation, whether or not he is a director or officer of the Company or such other corporation at the time the expenses or liabilities are incurred. If the action is not by or in the right of the Company, such person will be indemnified against expenses incurred to the extent that he has been successful on the merits or otherwise in defense of such action and against expenses incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action is by or in the right of the Company, such person shall be indemnified by the Company against expenses incurred by him to the extent he has been successful on the merits or otherwise in defense of such action and against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, except that no indemnification will apply in respect of any matter as to which such person is adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

ITEM 7            EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.           EXHIBITS.


Exhibit Number  Description
4.  1996 Executive Stock Plan of the Registrant (Incorporated by reference to
    Exhibit 10(L) of the Registrant's Annual report on Form 10-K for the fiscal year ended October 31, 1996)

5.  Opinion   of   Buchanan    Ingersoll    Professional
    Corporation with respect to the legality of the securities being registered

23.1. Consent of Buchanan Ingersoll Professional Corporation
(included in Exhibit 5)

23.2. Consent of Grant Thornton LLP

24.   Power of Attorney (included within the signature page)


ITEM 9.           UNDERTAKINGS.

(A)      RULE 415 OFFERING.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Securities and Exchange Commission pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective
                                                       18
amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(C) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pennsauken, New Jersey on March 16, 1998.

RCM TECHNOLOGIES, INC.

By:

/s/ Leon Kopyt
Leon Kopyt
Chairman, President and
Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LEON KOPYT his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 1998.


Signature                  Title                             Date
/s/Leon Kopyt              Chairman, Chief Executive         March 16, 1998
-------------
Leon Kopyt                 Officer, President and Director
                           (principal executive officer)

/s/Martin Blaire           Director                          March 16, 1998
Martin Blaire

/s/Stanton Remer            Chief Financial Officer,          March 16, 1998
----------------
Stanton Remer               Treasurer, Secretary and
                            Director (principal financial
                            and accounting officer)

/s/Norman S. Berson         Director                          March 16, 1998
Norman S. Berson

/s/Robert B. Kerr           Director                          March 16, 1998
Robert B. Kerr

/s/Woodrow B. Moats, Jr.    Director                          March 16, 1998
------------------------
Woodrow B. Moats, Jr.

                                  EXHIBIT INDEX




Exhibit Number  Description
5.              Opinion of Buchanan Ingersoll Professional Corporation with respect to the legality of the securities being registered

23.1. Consent of Buchanan Ingersoll Professional Corporation (included in Exhibit 5)

23.2.           Consent of Grant Thornton LLP

                                  EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated December 12, 1997 (except for Note 15, as to which the date is January 5, 1998) accompanying the financial statements of RCM Technologies, Inc. and Subsidiaries included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997 which is incorporated by reference in this Registration Statement and Prospectus. We consent to this incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."









         GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 13, 1998

Exhibit 5   Opinion of Buchanan Ingersoll Professional Corporation with respect to the legality of the securities being registered.


            [BUCHANAN INGERSOLL PROFESSIONAL CORPORATION LETTERHEAD]

                                                  March 16, 1998



RCM Technologies, Inc.
2500 McClellan Avenue, Suite 350
Pennsauken, NJ  18109

         Re:      1996 Executive Stock Plan and Certain Reoffers and Resales

Ladies and Gentlemen:

     We have acted as counsel to RCM Technologies, Inc., a Nevada corporation (the "Company") in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) 1,250,000 shares of the Company's Common Stock, $.05 par value per share ("Common Stock"), that may be issued pursuant to the RCM Technologies, Inc. 1996 Executive Stock Plan (the "1996 Plan") and (ii) reoffers and resales of 204,020 shares of Common Stock of the Company by (a) certain of its directors who have acquired or may acquire shares pursuant to the RCM Technologies Inc. 1994 Nonemployee Director Stock Option Plan (the "Director Plan") and (b) certain of the Company's directors, officers and employees who have acquired or may acquire shares of Common Stock pursuant to the RCM Technologies, Inc. 1992 Stock Option Plan (the "1992 Option Plan"), the RCM Technologies, Inc. 1986 Incentive Stock Option Plan ("1986 Plan") and the 1996 Plan.
     With regard to the 1996 Plan, we have examined the Articles of Incorporation and By-Laws of the Company and minutes of meetings of the Company's Board of Directors relating to the 1996 Plan. With regard to the reoffers and resales, we have examined the Company's registration statements on Form S-8 relating to shares of Common Stock issued under the Director Plan, the 1992 Option Plan and the 1986 Plan that have been filed with the Securities and Exchange Commission (File Nos. 33-80590, 33-61306 and 33-12406, respectively).We also have examined such other documents, records, certificates of public officials and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing we are of the opinion that (i) the 1,250,000 shares of Common Stock which may be offered pursuant to the 1996 Plan have been validly authorized and, when issued by the Company in the manner contemplated by the 1996 Plan, will be validly issued, fully paid and non-assessable and (ii) the 204,020 shares of Common Stock which may be issued by the Company in a manner contemplated by each of the Director Plan, the 1992 Option Plan and the 1986 Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.
                                            Very truly yours,

                                            BUCHANAN INGERSOLL
                                             PROFESSIONAL CORPORATION


                                             By:/s/ Stephen M. Cohen
                                             Stephen M. Cohen